Exhibit 99.1

News	General Motors GM Communications Detroit, Mich., USA media.gm.com

For Release: 10:45 a.m. EST

February 1, 2011

General Motors January Sales Rise 23 Percent

•	Strong retail sales propel overall performance – up 36 percent

•	Car, Truck and Crossover segment retail sales each rise more than 34 percent

•	GM’s newest vehicles continue to gain customers – retail sales up 61 percent

DETROIT – General Motors dealers in the United States reported 178,896 total sales in January, a 23-percent increase from a year ago for the company’s four brands. The gain was driven by solid retail sales which were 36 percent higher than a strong January a year ago.

For the month, overall GM fleet sales were down 7 percent with sales to rental fleets declining 11 percent, while sales to commercial customers rose 7 percent.

Retail sales of GM’s cars, trucks and crossovers all rose 34 percent or more during the month, up 39 percent, 34 percent and 35 percent, respectively.

“January was a good month and signaled a solid start to the new year for each of our divisions,” said Don Johnson, vice president, U.S. Sales Operations. “Our results were driven by gains across the board in all segments, with our newest models leading the way.”

Combined sales for GM’s newest vehicles – Chevrolet Equinox, Silverado HD, Cruze and Volt; Buick LaCrosse and Regal; GMC Sierra HD and Terrain; and Cadillac SRX, CTS Wagon and CTS Coupe – increased 31 percent, while retail sales surged 61 percent for the month.

Passenger Cars

Total sales of GM passenger cars rose 15 percent during January on rising demand for the all-new Chevrolet Cruze, Buick Regal and CTS Coupe. Retail sales of GM passenger cars rose 39 percent for the month, led by the Cruze, with retail sales 129 percent higher than the compact car it replaced. The momentum continues as Cruze Eco, which will get an estimated 42 miles per gallon on the highway, began arriving at U.S. dealers in January.

Crossovers

In January total sales for GM’s industry-leading lineup of fuel-efficient crossovers improved 31 percent versus January 2010, led by the Chevrolet Equinox (up 35 percent), GMC Terrain (up 48 percent) and Cadillac SRX (up 31 percent). Retail sales for the Buick Enclave, Chevrolet Traverse and GMC Acadia continued to improve in January, up 37 percent, 15 percent and 24 percent respectively.

“Our mid-sized crossovers, Buick Enclave, Chevrolet Traverse and GMC Acadia, continue to have legs,” Johnson said. “They appeal to customers because of their great styling, fuel efficiency and utility.”

Pickups and Utilities

Total sales of GM’s full-size pickup trucks – Chevrolet Silverado and Avalanche, and GMC Sierra – improved 28 percent in January versus a year ago, with retail sales rising 37 percent. Total sales of GM full-size utilities – Chevrolet Suburban and Tahoe, GMC Yukon and Yukon XL, and Cadillac Escalade – rose 18 percent during the month, with combined retail sales improving 31 percent. Total sales of Chevrolet Express cargo and passenger vans and the Chevrolet HHR rose as more businesses turned to the brand in January, with sales up 91 percent and 35 percent respectively.

Month-end dealer inventory in the United States stood at about 510,000 units, which is about 1,000 lower compared to December and about 124,000 higher than January 2010.

Brand Key Facts:

•

Chevrolet: Chevrolet delivered 125,389 total vehicles in January, a 19-percent increase versus last year. Retail sales for Chevrolet rose 33 percent for the month. Retail sales were propelled by improving Cruze sales, which were 129 percent higher than the compact car it replaces. Silverado and Equinox retail sales, which were up 35 and 46 percent respectively (read more).

•

Buick: Buick reported 13,269 total sales, a 32-percent increase compared to a year ago. This includes a 44-percent rise in year-over-year retail sales, led by Regal (2,290 units) and Enclave, which had retail sales 37 percent higher than last year. This marks the 16th consecutive month of year-over-year sales gains for the brand. (read more).

•

GMC: GMC reported total sales of 27,658, a 30-percent increase compared to the same month last year. This marks the 16th consecutive month of year-over-year sales increases. Retail sales were 36 percent higher than last year, spurred by Yukon, Sierra, Acadia and Terrain – up 32 percent, 49 percent, 24 percent and 34 percent, respectively (read more).

•

Cadillac: Cadillac reported total sales of 12,580 for January – 49 percent higher than last January, with retail sales increasing 55 percent. January was the 12th consecutive month of year-over-year total and retail sales gains. SRX retail sales were up 43 percent compared to a year ago. CTS retail sales rose 114 percent, driven by strong demand for the all-new CTS Coupe and Sedan. The Escalade family saw retail sale rise 18 percent versus a year ago (read more).

•	Fleet sales for GM’s four brands were 39,767 for the month, a 7-percent decline from the prior year, with sales to rental fleets down 11 percent during the same period. Sales to commercial customers rose 7-percent for the month, the tenth consecutive month of commercial fleet sales gains. Fleet accounted for 22 percent of GM total sales during the month.

About General Motors: General Motors, (NYSE:GM, TSX: GMM), one of the world’s largest automakers, traces its roots back to 1908. With its global headquarters in Detroit, GM employs 209,000 people in every major region of the world and does business in more than 120 countries. GM and its strategic partners produce cars and trucks in 31 countries, and sell and service these vehicles through the following brands: Buick, Cadillac, Chevrolet, FAW, GMC, Daewoo, Holden, Jiefang, Opel, Vauxhall and Wuling. GM’s largest national market is China, followed by the United States, Brazil, Germany, the United Kingdom, Canada, and Italy. GM’s OnStar subsidiary is the industry leader in vehicle safety, security and information services. General Motors acquired operations from General Motors Corporation on July 10, 2009, and references to prior periods in this and other press materials refer to operations of the old General Motors Corporation. More information on the new General Motors can be found at www.gm.com.

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CONTACT:

Tom Henderson

tom.e.henderson@gm.com

313-410-2704

For release: 10:45 a.m. EST, February 1, 2011

Chevrolet Retail Sales Climb 33 Percent in January

DETROIT – Chevrolet sold a total of 125,389 vehicles in January, a 19 percent increase from the same month a year ago. That includes 33 percent increase in retail sales, as customer demand remained strong across the brand’s lineup.

“We are encouraged to see Chevrolet’s momentum in 2010 carryover to the new year,” said Alan Batey, vice president, Chevrolet Sales and Service. “We are continuing to successfully win one customer at a time with our Chevy cars, trucks and crossovers.”

Retail sales of Chevrolet crossovers increased 36 percent over January 2010. The Equinox recorded a 46 percent gain in retail sales, marking the fifth-consecutive month of year-over-year retail sales gains for the compact crossover.

Retail sales of Chevrolet cars increased 33 percent over January 2010, as the launch of the all-new Cruze compact continued to gain momentum. Customers bought 12,014 Cruze sedans this month – a 129 percent increase over the compact car it replaced.

Retail sales of Chevrolet trucks increased 32 percent over January 2010. Combined retail sales of Suburban, Tahoe, and Avalanche increased 26 percent, while customers bought 35 percent more Silverados than a year ago.

# # #

About Chevrolet

Founded in Detroit in 1911, Chevrolet celebrates its centennial as a global automotive brand with annual sales of about 4.25 million vehicles in more than 140 countries. Chevrolet provides consumers with fuel-efficient, safe and reliable vehicles that deliver high quality, expressive design, spirited performance and value. The Chevrolet portfolio includes iconic performance cars such as Corvette and Camaro; dependable, long-lasting pickups and SUVs such as Silverado and Suburban; and award-winning passenger cars and crossovers such as Spark, Cruze, Malibu, Equinox and Traverse. Chevrolet also offers “gas-friendly to gas-free” solutions including Cruze Eco and Volt. Cruze Eco offers 42 mpg highway while Volt offers 35 miles of electric, gasoline-free driving and an additional 344 miles of extended range. Most new Chevrolet models offer OnStar safety, security and convenience technologies including OnStar Hands-Free Calling, Automatic Crash Response and Stolen Vehicle Slowdown. More information regarding Chevrolet models can be found at www.chevrolet.com.

CONTACTS:

Tom Henderson

GM Communications

Phone 313-667-2702

Mobile 313-410-2704

tom.e.henderson@gm.com

Monte Doran

Chevrolet Communications

Phone 313-665-4243

Mobile 313-348-2317

monte.doran@gm.com

Buick Retail Sales Surge 44 Percent in January

Enclave and Regal Jump Start Buick’s 2011

DETROIT – Buick, the fastest-growing major automotive brand in the United States in 2010, started the new year with its 16th straight month of retail sales gains, delivering a 44 percent increase over last January. The brand’s total January sales also improved 32 percent year over year.

“After a solid 2010, Buick is on track for another year of continuous growth,” said Brian Sweeney, U.S. vice president of Buick & GMC Sales and Service. “We fully expect the arrival of the new LaCrosse with eAssist, Regal GS and all-new Verano compact to attract even more car buyers to the brand.”

Approximately 42 percent of Buick buyers come from non-GM brands, including nearly 20 percent from imports.

After having its best retail month ever in December, Enclave’s retail sales continued to grow in January; up 37 percent compared to the same period in 2010. Total sales for the luxury crossover segment were up by 7 percent for the month.

LaCrosse and Regal also continued to contribute to Buick’s sales momentum, moving 3,771 and 2,335 units respectively, nearly all at retail.

Regal, which U.S. News & World Report recently named the “Best Upscale Sedan for the Money,” enjoyed its second strongest sales month since its launch last spring, spurred by the arrival of the all-new Regal CXL Turbo in December. Demand for the turbo outstrips supply, with the model staying on dealer lots for two weeks or less. Availability should improve as capacity ramps up in coming weeks.

About Buick

Buick is a modern luxury brand offering vehicles with sculpted designs, luxurious interiors with thoughtful personal technologies, along with responsive-yet-efficient performance. Buick is attracting new customers with its portfolio of award-winning models, including the Enclave crossover, LaCrosse sedan and Regal sport sedan. The new Buick Verano compact sedan and a small crossover will join the portfolio in the next few years. Buick’s sales continue to increase in North America, and it remains a best-selling brand in China, with continuing record growth. Learn more about Buick cars and crossovers at www.buick.com, on Twitter @buick or at www.facebook.com/buick.

# # #

GMC Kick Starts 2011 with 36 Percent Increase in Retail Sales

Sierra, Terrain, Acadia and Yukon Spur GMC to 16th Straight Month of Sales Gains

DETROIT – GMC notched its 16th straight month of growth in January with a 36 percent year-over-year increase in retail sales and 30 percent increase in total sales.

“Month after month, GMC is demonstrating durable growth,” said Brian Sweeney, U.S. vice president of Buick & GMC Sales and Service. “Sales of all of our core vehicles show no signs of slowing in 2011.”

After having its best month of 2010 in December, the Sierra full-size pickup pulled out the stops with a 49 percent year-over-year increase in retail sales compared to last January. Total Sierra sales also were up 46 percent.

GMC’s crossover SUVs also hit the ground running in January.

After posting its best month of 2010 in December, Acadia delivered a year-over-year retail sales increase of 24 percent in January, while its total sales were up 5 percent.

Terrain, which had its best sales month ever in December, continued to thrive in January, delivering a year-over-year increase in retail sales of 34 percent. Terrain’s total sales during the month surged 48 percent compared to the same period in 2010.

“Our crossover SUV sales are stronger than ever and primed for continued growth,” Sweeney said. “With at least 52 percent of Acadia and Terrain customers coming from non-GM brands, both vehicles are helping to attract new customers to GMC who previously might not have considered the brand.”

Yukon and Yukon XL also started strong in January. Yukon’s retail sales were up 33 percent and its total sales were up 38 percent year-over-year. Yukon XL’s retail sales climbed 31 percent and total sales rose 19 percent year over year.

About GMC

GMC has built trucks since 1902, and is one of the industry’s healthiest brands. Today GMC is evolving to offer more fuel-efficient trucks and crossovers, including the Terrain small SUV and Acadia crossover. The new GMC Sierra Heavy Duty pickups are the most capable and powerful trucks in the market. Innovation and engineering excellence are woven into all GMCs, including the Yukon and Yukon XL and full line of Sierra pickups. Today GMC is the only manufacturer offering three full-size hybrid trucks. Details on all GMC models are available at www.gmc.com, on Twitter at @thisisgmc or at www.facebook.com/gmc.

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For Release: 10:45 a.m., February 1, 2011 Cadillac U.S. sales surge 49 percent in January Luxury brand marks 12 straight months of year-over-year increases

•	CTS sales up 70 percent with gains by Coupe, Sedan and Wagon
•	SRX midsize crossover has 31 percent increase
•	Escalade remains leader in large luxury SUVs with sales up 29 percent

DETROIT – After posting the largest gain of any major luxury brand in 2010, Cadillac reported today U.S. total sales of 12,580 in January for a 49 percent increase compared to the same month last year.

Cadillac’s retail sales rose 55 percent in January. Cadillac has posted total and retail year-over year sales gains for 12 straight months. Last year, Cadillac was the fastest-growing major luxury brand with a total annual sales increase of 35 percent.

“Cadillac and its dealers experienced across-the-board sales growth in January,” said Kurt McNeil, vice president of Cadillac sales and service. “CTS, SRX and Escalade all continue to win over customers in their respective segments and help the brand gain share in the luxury market.”

Total sales of the CTS rose 70 percent to 4,362 in January. CTS retail sales rose 114 percent. The CTS Sport Sedan had a 57 percent increase in retail sales and the CTS Coupe continued its successful launch. The CTS Coupe joined the CTS Sport Sedan and CTS Sport Wagon in the second half of last year as a 2011 model.

The CTS Coupe is attracting the attention of both luxury buyers and the automotive press. Popular Mechanics named the CTS Coupe one of its Top 10 Cars of 2011. AutoWeek selected the CTS-V Coupe, the high-performance model, as its Best of the Best Car for 2011.

“The CTS Coupe has become a powerful draw for our showrooms,” McNeil said. “It’s quickly building a passionate following and strengthening the overall CTS family. Not only is the CTS Coupe selling well, but we’re also seeing a significant increase in sales for the CTS Sport Sedan.”

The SRX midsize luxury crossover had another strong month with sales of 4,236, a 31 percent increase from the same month last year. SRX retail sales rose 43 percent. It was the best January for SRX since the launch of the model in 2003. Total sales of the Escalade, the best-selling full-size luxury SUV, rose 29 percent to 2,259.

About Cadillac

Cadillac has been a leading luxury auto brand since 1902. In recent years, Cadillac has engineered a historic renaissance led by artful engineering and advanced technology. More information on Cadillac can be found at media.cadillac.com.

GM U.S. Deliveries for January 2011 - Divisional Brand Level

*S/D Curr: 24	January				(Calendar Year-to-Date) January - January
*S/D Prev: 24	2011	2010	% Chg Volume	%Chg per S/D	2011	2010	%Chg Volume
Vehicle Total	178,896	146,825	21.8	21.8	178,896	146,825	21.8
Brand Total	178,896	145,098	23.3	23.3	178,896	145,098	23.3
Other Brand Total	0	1,727	***.*	***.*	0	1,727	***.*

GM Vehicle Deliveries by Marketing Division
	2011	2010	%Chg Volume	%Chg per S/D	2011	2010	%Chg Volume
Buick Total	13,269	10,061	31.9	31.9	13,269	10,061	31.9
Cadillac Total	12,580	8,440	49.1	49.1	12,580	8,440	49.1
Chevrolet Total **	125,389	105,294	19.1	19.1	125,389	105,294	19.1
GMC Total **	27,658	21,303	29.8	29.8	27,658	21,303	29.8
Brand Total	178,896	145,098	23.3	23.3	178,896	145,098	23.3
HUMMER Total	0	265	***.*	***.*	0	265	***.*
Pontiac Total	0	389	***.*	***.*	0	389	***.*
Saab Total	0	511	***.*	***.*	0	511	***.*
Saturn Total	0	562	***.*	***.*	0	562	***.*
Other Brand Total	0	1,727	***.*	***.*	0	1,727	***.*
GM Vehicle Total	178,896	146,825	21.8	21.8	178,896	146,825	21.8

* Twenty-four selling days for the January period this year and twenty-four for last year.

** Calendar Year 2010 includes GMC of Chevrolet deliveries of commercial vehicles distributed by American Isuzu Motors, Inc.

Sales Reporting and Data Management	Page 1 of 2

GM U.S. Deliveries for January 2011 by Model

	January				(Calendar Year-to-Date) January - January
	2011	2010	% Chg Volume	% Chg per S/D	2011	2010	% Chg Volume
Selling Days (S/D)	24	24
Enclave	4,347	4,075	6.7	6.7	4,347	4,075	6.7
LaCrosse	3,771	4,246	-11.2	-11.2	3,771	4,246	-11.2
Lucerne	2,816	1,740	61.8	61.8	2,816	1,740	61.8
Regal	2,335	0	***.*	***.*	2,335	0	***.*
Buick Total	13,269	10,061	31.9	31.9	13,269	10,061	31.9
CTS	4,362	2,565	70.1	70.1	4,362	2,565	70.1
DTS	1,365	618	120.9	120.9	1,365	618	120.9
Escalade	1,514	1,237	22.4	22.4	1,514	1,237	22.4
Escalade ESV	592	396	49.5	49.5	592	396	49.5
Escalade EXT	153	121	26.4	26.4	153	121	26.4
SRX	4,236	3,234	31.0	31.0	4,236	3,234	31.0
STS	359	233	54.1	54.1	359	233	54.1
XLR	-1	36	***.*	***.*	-1	36	***.*
Cadillac Total	12,580	8,440	49.1	49.1	12,580	8,440	49.1
Avalanche	1,397	1,372	1.8	1.8	1,397	1,372	1.8
Aveo	2,739	2,043	34.1	34.1	2,739	2,043	34.1
Camaro	4,763	5,371	-11.3	-11.3	4,763	5,371	-11.3
Chevy C/T Series	0	1	***.*	***.*	0	1	***.*
Chevy W Series	0	37	***.*	***.*	0	37	***.*
**Calendar Year 2010 includes	406	12,962	-96.9	-96.9	406	12,962	-96.9
Colorado	2,204	1,939	13.7	13.7	2,204	1,939	13.7
Corvette	721	854	-15.6	-15.6	721	854	-15.6
Cruze	13,631	0	***.*	***.*	13,631	0	***.*
Equinox	12,847	9,513	35.0	35.0	12,847	9,513	35.0
Express	5,273	2,762	90.9	90.9	5,273	2,762	90.9
HHR	7,387	5,452	35.5	35.5	7,387	5,452	35.5
Impala	15,188	10,939	38.8	38.8	15,188	10,939	38.8
Kodiak 4/5 Series	0	138	***.*	***.*	0	138	***.*
Kodiak 6/7/8 Series	0	19	***.*	***.*	0	19	***.*
Malibu	14,102	16,439	-14.2	-14.2	14,102	16,439	-14.2
Silverado-C/K Pickup	28,172	22,772	23.7	23.7	28,172	22,772	23.7
Suburban (Chevy)	2,343	2,315	1.2	1.2	2,343	2,315	1.2
Tahoe	5,281	4,556	15.9	15.9	5,281	4,556	15.9
TrailBlazer	9	66	-86.4	-86.4	9	66	-86.4
Traverse	8,605	5,724	50.3	50.3	8,605	5,724	50.3
Uplander	0	20	***.*	***.*	0	20	***.*
Volt	321	0	***.*	***.*	321	0	***.*
Chevrolet Total	125,389	105,294	19.1	19.1	125,389	105,294	19.1
Acadia	5,723	5,460	4.8	4.8	5,723	5,460	4.8
Canyon	694	700	-0.9	-0.9	694	700	-0.9
Envoy	1	28	-96.4	-96.4	1	28	-96.4
GMC C/T Series	0	8	***.*	***.*	0	8	***.*
GMC W Series	0	78	***.*	***.*	0	78	***.*
Savana	718	502	43.0	43.0	718	502	43.0
Sierra	10,627	7,271	46.2	46.2	10,627	7,271	46.2
Terrain	6,369	4,302	48.0	48.0	6,369	4,302	48.0
Topkick 4/5 Series	0	190	***.*	***.*	0	190	***.*
Topkick 6/7/8 Series	0	39	***.*	***.*	0	39	***.*
Yukon	2,076	1,503	38.1	38.1	2,076	1,503	38.1
Yukon XL	1,450	1,222	18.7	18.7	1,450	1,222	18.7
GMC Total	27,658	21,303	29.8	29.8	27,658	21,303	29.8
Brand Total	178,896	145,098	23.3	23.3	178,896	145,098	23.3
HUMMER Total	0	265	***.*	***.*	0	265	***.*
Pontiac Total	0	389	***.*	***.*	0	389	***.*
Saab Total	0	511	***.*	***.*	0	511	***.*
Saturn Total	0	562	***.*	***.*	0	562	***.*
Other Brand Total	0	1,727	***.*	***.*	0	1,727	***.*
GM Vehicle Total	178,896	146,825	21.8	21.8	178,896	146,825	21.8

Sales Reporting and Data Management	Page 2 of 2